Exhibit 99.1

June 17, 2013

Mr. Wade Baggott

Senior Advisor

ASX Limited

Level 8 Exchange Plaza

2 The Esplanade

Perth WA 6000

Dear Mr. Baggott:

In response to your enquiry requesting a market update regarding recent commercial activities, I attach this letter to stockholders from Unilife CEO Alan Shortall.

If you have any questions regarding this matter, please contact Jeff Carter, our ASX Liaison Officer, at +61 2 8346 6500.

Sincerely,

Jeff Carter

ASX Liaison Officer

Unilife Corporation

250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400 F + 717 384 3401 E info@unilife.com W www.unilife.com

June 17, 2013

Dear Unilife stockholders

I am pleased to advise that multiple deals with pharmaceutical customers relating to our Unifill® platform and other game-changing technologies are now either complete or in the final stages of negotiation.

We have successfully completed negotiations with a global pharmaceutical company for a major long-term supply contract for the Unifill syringe as referred to during our last earnings call. I can advise that this contract is finalized with all terms having been agreed upon by both parties. The formal process of having the execution copy of the contract signed is now taking place, and we have been advised by the customer that it may require an additional few days or weeks to complete. While this process is taking slightly longer than both parties originally anticipated, it is understandable given the size of the Company and the number of steps involved.

I share the eagerness of many of our stockholders regarding this upcoming news, which I believe will accelerate our commercial progress. However I am also not concerned about one contract with one customer taking a little longer to announce than expected. Our focus is to build long term partnerships with a diversified customer base and deliver substantial revenue and sustainable growth over coming years. In that regard, I am very pleased with the fundamentals of our Company and excited about our future. I would therefore like to take this opportunity to update you on some other significant commercial developments.

We expect to finalize negotiations with several additional pharmaceutical companies relating to our Unifill platform of syringes this calendar year. I believe that some of these upcoming agreements have the potential to be of equal or even greater financial magnitude than the contract I referred to above. In parallel, we are also continuing to supply Unifill syringes to a number of other pharmaceutical companies who are conducting human factor studies, drug compatibility studies and fill-finish integration studies. In each case, the customer’s goal is to commercialize their drugs in various configurations from our Unifill platform. For example, I can advise that batches of Unifill syringes will be delivered to four separate pharmaceutical companies this week alone.

We must also not forget our first supply contract for the Unifill syringe that was signed last year, under which we are supplying the product to a customer for use with a generic injectable drug in the autoimmune therapeutic class. Significant commercial revenue and exclusivity fees are expected to begin under this seven year contract during fiscal year 2014.

However Unilife is not a one product company. In recent years, our investments in R&D have created the most expansive and highly differentiated portfolio of injectable drug delivery systems in the world. Our proprietary technology platforms today span prefilled syringes, auto-injectors, wearable injectors, reconstitution systems, intraocular delivery systems and specialized devices. Commercial negotiations regarding customization programs and commercial supply contracts are now underway with multiple pharmaceutical companies for more than a dozen products across these six platforms.

Unilife Corporation

250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400 F + 717 384 3401 E info@unilife.com W www.unilife.com

In April 2013, we announced our first long-term contract for the EZMix™ dual-chamber syringe, a game-changing system for the reconstitution and mixing of liquid or dry drug combinations. We have already begun to generate revenue under the 15-year contract, and will be conducting user evaluation studies with the customer this week. With the EZMix requiring only one intuitive step for reconstitution, we expect our product will play a key role in differentiating their drug from the competition to rapidly secure market share within this fast-growing market. We therefore look forward to the commercial launch of this product, targeted for filing with the FDA in 2015, where, in addition to revenues from the sales of the EZMix syringe, we will also share in their net drug sales via the receipt of exclusivity and royalty fees.

This customer is one of more than 15 pharmaceutical companies now pursuing products from within our EZMix platform. Given the revolutionary nature of this proprietary technology, I can advise that many of these prospective customers desire exclusivity to our EZMix products for use with a target drug. Having now been informed by several customers that they have selected EZMix for use with target drugs, we look forward to the finalization of some exciting agreements over the coming year.

Another significant area of commercial opportunity for Unilife relates to our wearable injectors (also known as patch pumps or bolus injectors) for the subcutaneous delivery of long-duration or large volume drugs. Several pharmaceutical companies have now advised us of their selection of our wearable injectors for use with target programs that each includes up to seven pipeline drug candidates. In each case prior to our selection, the pharmaceutical company conducted extensive evaluations comparing our wearable injectors against competitor devices. This market sector is poised to experience hyper-rates of growth over the coming decade, and we are considered to be the clear market leader by our customers.

We will begin to recognize revenue via customization programs and product sales for our wearable injectors from several customers throughout fiscal year 2014. Many of these companies have also requested exclusivity rights for a target therapy.

Significant progress is also being made with a multitude of other pharmaceutical customers seeking access to additional products within our portfolio including the RITA™ disposable auto-injector, the LISA™ reusable injector, Depot-ject™, Ocu-ject™ and Micro-ject™. Furthermore, I am pleased to advise that we have successfully completed the first phase of a clinical development program announced in 2011 with a global pharmaceutical company for our specialized device that will deliver a novel drug directly into a target organ. The next program phase is now underway with additional revenue to be recognized in 2014.

With so many programs with so many customers now accelerating rapidly in parallel, a steady progression of transformational, revenue-generating announcements can be expected between now and the end of the calendar year. Together, I expect these upcoming agreements will herald our emergence as the new global leader for injectable drug delivery. We remain fully on track to achieve our business milestones for calendar year 2013 and beyond. Thank you for your continued support.

Yours sincerely

Alan Shortall

CEO

Forward-Looking Statements

This stockholder letter contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.